Fourth Quarter 2017 Earnings Conference Call January 18, 2018 Kelly S. King Chairman and Chief Executive Officer Daryl N. Bible Chief Financial Officer

Forward-Looking Information This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and the future performance of BB&T. Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding BB&T's business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances difficult to predict. BB&T's actual results may differ materially from those contemplated by the forward-looking statements. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," "could," and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. While there is no assurance any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward- looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under Item 1A-Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016 and in any of BB&T’s subsequent filings with the Securities and Exchange Commission: • general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services; • disruptions to the national or global financial markets, including the impact of a downgrade of U.S. government obligations by one of the credit ratings agencies, the economic instability and recessionary conditions in Europe, the eventual exit of the United Kingdom from the European Union; • changes in the interest rate environment, including interest rate changes made by the Federal Reserve, as well as cash flow reassessments may reduce net interest margin and/or the volumes and values of loans made or held as well as the value of other financial assets held; • competitive pressures among depository and other financial institutions may increase significantly; • legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd-Frank Act may adversely affect the businesses in which BB&T is engaged; • local, state or federal taxing authorities may take tax positions that are adverse to BB&T; • a reduction may occur in BB&T's credit ratings; • adverse changes may occur in the securities markets; • competitors of BB&T may have greater financial resources or develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T; • cybersecurity risks, including "denial of service," "hacking" and "identity theft" could adversely affect BB&T's business and financial performance or reputation, and BB&T could be liable for financial losses incurred by third parties due to breaches of data shared between financial institutions; • higher-than-expected costs related to information technology infrastructure or a failure to successfully implement future system enhancements could adversely impact BB&T's financial condition and results of operations and could result in significant additional costs to BB&T; • natural or other disasters, including acts of terrorism, could have an adverse effect on BB&T, materially disrupting BB&T's operations or the ability or willingness of customers to access BB&T's products and services; • costs related to the integration of the businesses of BB&T and its merger partners may be greater than expected; • failure to execute on strategic or operational plans, including the ability to successfully complete and/or integrate mergers and acquisitions or fully achieve expected cost savings or revenue growth associated with mergers and acquisitions within the expected time frames could adversely impact financial condition and results of operations; • significant litigation and regulatory proceedings could have a material adverse effect on BB&T; • unfavorable resolution of legal proceedings or other claims and regulatory and other governmental investigations or other inquiries could result in negative publicity, protests, fines, penalties, restrictions on BB&T's operations or ability to expand its business and other negative consequences, all of which could cause reputational damage and adversely impact BB&T's financial conditions and results of operations; • risks resulting from the extensive use of models; • risk management measures may not be fully effective; • deposit attrition, customer loss and/or revenue loss following completed mergers/acquisitions may exceed expectations; and • widespread system outages, caused by the failure of critical internal systems or critical services provided by third parties, could adversely impact BB&T's financial condition and results of operations. Non-GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America ("GAAP"). BB&T's management uses these "non-GAAP" measures in their analysis of the Corporation's performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. The company believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T's management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this presentation: • The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation. • Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets. • The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. • The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in the Appendix. Capital ratios are preliminary.

3 ▪ NPAs declined 7.8% vs. 3Q17 ▪ NCOs were 36 bps vs. 35 bps in 3Q17 and 42 bps vs. 4Q16 1 Includes non-GAAP measures; refer to non-GAAP reconciliation in the attached Appendix for adjusted measures 2 Adjusted noninterest expense excludes merger-related and restructuring charges and selected items listed on page 18 of the Quarterly Performance Summary ▪ Completed $373 million in share repurchases including a $53 million de minimis repurchase 2017 fourth quarter performance highlights1 Growing Earnings Record Revenues Improved Efficiency Improved Credit Quality Capital ▪ Net income available to common shareholders totaled $614 million, up 3.7% vs. 4Q16; adjusted net income available was a record $671 million ▪ Diluted EPS totaled $0.77, up 6.9% vs. 4Q16; adjusted diluted EPS totaled $0.84, up 15.1% vs. 4Q16 ▪ ROA, ROCE and ROTCE were 1.19%, 9.10% and 15.35%, respectively; adjusted ROA, ROCE and ROTCE were 1.29%, 9.93% and 16.70%, respectively ▪ Achieved positive adjusted operating leverage for both linked and like quarters ▪ Taxable-equivalent revenues totaled $2.9 billion, up 5.0% vs. 4Q16 ▪ Net interest margin decreased 5 bps to 3.43% vs. 3Q17 ▪ Core net interest margin decreased 4 bps to 3.28% vs. 3Q17 ▪ Fee income ratio was 42.7%, compared to 41.4% in 3Q17 ▪ GAAP efficiency ratio was 64.7% ▪ Adjusted efficiency ratio improved to 57.2% in 4Q17 from 58.3% in 3Q17 ▪ Adjusted noninterest expense2 totaled $1.697 billion, a decrease of 0.2% annualized vs. 3Q17

4 Pre -Ta x After Tax Diluted EPS Impac t ($ in millions, except per share impact) Pre-Tax After-Tax Diluted EPS Impact Charitable contribution $ (100) $ (63) Revalue deferred income taxes & investments in affordable housing projects1 n/a 43 One-time bonus for associates (36) (23) Net impact of tax reform and related actions n/a $ (43) $ (0.05) Merger-related and restructuring charges (22) (14) (0.02) Selected items affecting earnings 1 Certain amounts related to tax reform are considered reasonable estimates as of December 31, 2017. These amounts could be adjusted during the measurement period ending December 31, 2018

Impact of tax reform and selected items on earnings

BB&T

	Quarter Ended December 31, 2017					Year Ended December 31, 2017				
		Tax Reform Actions		Other			Tax Reform Actions		Other	
	Reported	Revalue[1]	Other[2]	Items[3]	Adjusted[4]	Reported	Revalue[1]	Other[2]	Items[3]	Adjusted[4]
Net Interest Income	$ 1,644				$ 1,644	$ 6,535				$ 6,535
Provision for credit losses	138				138	547				547
Net Interest Income After Provision for Credit Losses	1,506	—	—	—	1,506	5,988	—	—	—	5,988
Noninterest Income	1,225	—	—	—	1,225	4,782	—	—	—	4,782
Noninterest Expense										
Personnel expense	1,044		(36)		1,008	4,121		(36)		4,085
Occupancy and equipment expense	195				195	784				784
Software expense	65				65	242				242
Outside IT services	38				38	160				160
Amortization of intangibles	34				34	142				142
Regulatory charges	38				38	153				153
Professional services	36				36	123				123
Loan-related expense	32				32	130				130
Merger-related and restructuring charges, net	22			(22)	—	115			(115)	—
Loss (gain) on early extinguishment of debt	—				—	392			(392)	—
Other expense	351		(100)		251	1,082		(100)		982
Total noninterest expense	1,855	—	(136)	(22)	1,697	7,444	—	(136)	(507)	6,801
Earnings										
Income before income taxes	876	—	136	22	1,034	3,326	—	136	507	3,969
Provision for income taxes[5]	209	43	50	8	310	911	43	50	225	1,229
Net income	667	(43)	86	14	724	2,415	(43)	86	282	2,740
Noncontrolling interests	9				9	21				21
Preferred stock dividends	44				44	174				174
Net income available to common shareholders	$ 614	$ (43)	$ 86	$ 14	$ 671	$ 2,220	$ (43)	$ 86	$ 282	$ 2,545
Diluted EPS	$ 0.77				$ 0.84	$ 2.74				$ 3.14

1 Represents the revaluation of deferred income taxes and investments in affordable housing projects
2 Represents $100 million contribution to BB&T's philanthropic fund and a $36 million one-time bonus to associates who normally do not generally receive incentives or commissions
3 Includes merger-related and restructuring charges for 4Q17 and 2017 fiscal year. 2017 fiscal year also include loss on early extinguishment of debt and a $35 million excess tax benefit on equity-based awards
4 Adjusted represents a non-GAAP measure. See the Diluted EPS reconciliation in the Appendix for management's reasons for using this non-GAAP measure
5 Income taxes are calculated at the marginal tax rate on the pre-tax amounts. 2017 fiscal year other items tax benefit of $225 million includes $190 million for the tax effect of pre-tax items plus the $35 million excess tax benefit on equity-based awards

5

Review of 4Q17 guidance

Category	4Q17 outlook		Results
Loans	▪ Total down slightly vs. 3Q17	✓	(0.1)%[1]
	▪ Core up 2% – 4% annualized vs. 3Q17	✓	3.9%[1]
Credit quality	▪ NCOs expected to be 40 – 50 bps	✓+	36 bps
Net interest margin	▪ GAAP margin down 3 – 5 bps vs. 3Q17	✓	(5) bp
	▪ Core margin down 3 – 5 bps vs. 3Q17	✓	(4) bp
Net interest income	▪ Stable compared with 3Q17	✓	(1.4)%[1,2]
Noninterest income	▪ Up slightly vs. 4Q16	✓+	5.4%
Expenses	▪ Stable compared with 4Q16	✓	up 0.7%[3]
	▪ Expect to achieve positive adjusted operating leverage	✓	GAAP=(17.1)% Adj[4]=7.7%

x = missed guidance   ✓ = achieved guidance   ✓+ = exceeded guidance

1 Annualized
2 Taxable equivalent
3 Excludes merger-related and restructuring charges and selected items listed on page 18 of the Quarterly Performance Summary
4 Adjusted operating leverage is a non-GAAP measure. See non-GAAP reconciliation in the Appendix

6

7 4Q17 v. 3Q17 4Q17 Annualized Average Increase Balance (Decrease) Commercial: C&I $ 58,478 1.8 % CRE 20,998 4.2 Leasing 1,851 27.3 Subtotal-commercial 81,327 3.0 Retail: Residential mortgage 28,559 (5.0) Direct 11,901 (2.0) Indirect 17,426 (5.7) Subtotal-retail 57,886 (4.6) Revolving credit 2,759 13.5 PCI 689 (28.3) Total $ 142,661 (0.1)% Average Loans Held for Investment ($ in millions) $150.0 $140.0 $130.0 4Q16 1Q17 2Q17 3Q17 4Q17 $142.3 $142.0 $143.1 $142.7 $142.7 Average Loans Held for Investment ($ in billions) Strong core loan growth ▪ Certain loan categories have been reclassified to better reflect the purpose of the underlying loans; see appendix A-3 for transition map ▪ Core loans1 grew 3.9% vs. 3Q17 ▪ All commercial loan and lease categories experienced growth ▪ Experienced solid loan growth vs. 3Q17 in several portfolios: – Commercial leases up 27.3% annualized – Dealer Floor Plan up 22.9% annualized – Governmental Finance up 17.0% annualized – Revolving credit up 13.5% annualized 1 See the appendix page A-2 for the calculation of core loan growth

8 ▪ Total deposits averaged $158.0 billion, an increase of $545 million vs. 3Q17 – Personal, 48.6% of total – Business, 38.9% of total – Public Funds, 8.1% of total ▪ Average noninterest-bearing deposits increased $799 million vs. 3Q17 with increases in all segments ▪ The percentage of noninterest-bearing deposits to total deposits was 34.4% compared with 34.0% in 3Q17 ▪ The cost of interest-bearing deposits was 0.40%, up 5 bps compared to 3Q17 primarily due to commercial deposits 4Q17 v. 3Q17 4Q17 Annualized Average Increase Balance (Decrease) Noninterest-bearing deposits $ 54,288 5.9% Interest checking 26,746 (3.7) Money market & savings 61,693 1.6 Subtotal $ 142,727 2.2% Time deposits 13,744 (1.4) Foreign office deposits – interest-bearing 1,488 (45.6) Total deposits $ 157,959 1.4% Average Deposits ($ in millions) Total IBD Cost $180.0 $165.0 $150.0 $135.0 $120.0 0.8% 0.6% 0.4% 0.2% 0.0% 4Q16 1Q17 2Q17 3Q17 4Q17 $160.1 $161.4 $160.3 $157.4 $158.0 0.22% 0.26% 0.30% 0.35% 0.40% $60.0 $50.0 $40.0 4Q16 1Q17 2Q17 3Q17 4Q17 $51.4 $51.1 $52.6 $53.5 $54.3 Average Noninterest-Bearing Deposits ($ in billions) Average Total Deposits ($ in billions) Noninterest-bearing deposits continue to grow

9 ▪ Credit quality results reflect stable charge-offs and lower nonperformers – Net charge-offs totaled $130 million, up 2.4% vs. 3Q17 – Loans 90 days or more past due were flat when excluding government guaranteed and PCI loans – Loans 30-89 days past due increased 6.6% vs. 3Q17, largely due to expected seasonality ▪ NPAs decreased 7.8% vs. 3Q17 – Driven by improvement in commercial and industrial loans and lower foreclosed properties – Lowest NPA ratio since 3Q06 0.60% 0.40% 0.20% 0.00% 4Q16 1Q17 2Q17 3Q17 4Q17 0.42% 0.42% 0.37% 0.35% 0.36% Annualized Net Charge-offs / Average Loans 0.60% 0.40% 0.20% 0.00% 4Q16 1Q17 2Q17 3Q17 4Q17 0.37% 0.36% 0.31% 0.31% 0.28% Total Nonperforming Assets / Total Assets Asset quality remains excellent

10 ▪ Coverage ratios remain strong at 2.89x and 2.62x for the allowance to net charge-offs and NPLs, respectively ▪ The ALLL to loans ratio was 1.04%, unchanged vs. 3Q17 – Excluding loans acquired in business acquisitions, the ALLL to loans ratio was 1.11%, down 1 bp vs. 3Q17 ▪ The total provision for credit losses was $138 million for 4Q17; net charge-offs were $130 million ALLL to Annualized NCOs ALLL to NPLs HFI 4.50x 3.50x 2.50x 1.50x 4Q16 1Q17 2Q17 3Q17 4Q17 2.47x 2.49x 2.80x 2.93x 2.89x 2.03x 2.05x 2.43x 2.44x 2.62x ALLL Coverage Ratios Allowance coverage ratios remain strong

11 ▪ 4Q17 reported and core NIM decreased 5 bps and 4 bps respectively vs. 3Q17: – Core margin declined due to: – An increase in investment portfolio balances and lower investment portfolio yields due to duration adjustments – Higher yields on loans and favorable funding mix changes offset by higher funding costs – Reported margin also reflects the continued runoff of purchase accounting benefits ▪ Asset-sensitivity to rising interest rates declined slightly vs. 3Q17 – An increase in fixed rate assets (loans and securities), partially offset by an increase in core deposits 1 See non-GAAP reconciliations included in the attached Appendix Reported NIM Core NIM 4.00% 3.50% 3.00% 2.50% 4Q16 1Q17 2Q17 3Q17 4Q17 3.32% 3.46% 3.47% 3.48% 3.43% 3.18% 3.28% 3.31% 3.32% 3.28% Net Interest Margin at 12/31/17 at 9/30/17 4.00% 0.00% -4.00% -8.00% Down 100 Down 25 Up 100 Up 200 (6.62)% (1.06)% 2.07% 3.09% (6.53)% (1.14)% 2.54% 3.86% Change in Net Interest Income 1 Net interest margin declined as expected

12 4Q17 4Q17 v. 3Q17 Increase (Decrease) 4Q17 v. 4Q16 Increase (Decrease) Insurance income $ 418 21.0% (0.2)% Service charges on deposits 183 8.9 6.4 Mortgage banking income 104 (34.8) (2.8) Investment banking and brokerage fees and commissions 111 30.8 2.8 Trust and investment advisory revenues 72 23.3 4.3 Bankcard fees and merchant discounts 67 (17.0) 11.7 Checkcard fees 55 7.3 10.0 Operating lease income 37 11.0 8.8 Income from bank-owned life insurance 33 70.8 26.9 Securities gains (losses), net (1) NM NM Other income 146 98.3 25.9 Total noninterest income $ 1,225 20.1% 5.4 % Noninterest Income ($ in millions)1 1 Linked quarter percentages are annualized 45.0% 44.0% 43.0% 42.0% 41.0% 40.0% 4Q16 1Q17 2Q17 3Q17 4Q17 42.6% 42.1% 42.7% 41.4% 42.7% Fee Income Ratio Fee income seasonally stronger ▪ Insurance income increased $21 million vs. 3Q17 primarily due to seasonality ▪ Mortgage banking income decreased $10 million primarily due to a decline in production volumes ▪ Other income increased $29 million primarily due to income from SBIC private equity investments and certain post-employment benefits, which is primarily offset in personnel expense

Expense initiatives reflected in improved adjusted efficiency ratio

BB&T

Efficiency Ratio



80.0%
70.0%
60.0%
50.0%
75.6%
61.1%
61.0%
62.0%
64.7%
59.5%
58.0%
58.6%
58.3%
57.2%
4Q16
1Q17
2Q17
3Q17
4Q17
GAAP
Adjusted[1]

- Personnel expense increased $20 million vs. 3Q17
  - Increased $36 million due to one-time bonus in connection with the passage of the tax reform legislation
  - Decreased $16 million due to lower salary and equity-based compensation expense, and higher capitalized salaries, partially offset by performance-based incentives and retirement expense, which is primarily offset in other income
  - Average FTEs decreased 729 from 3Q17
- Occupancy and equipment expense declined due to consolidating locations and branch closures
- The increase in outside IT services and professional services expense was primarily due to higher consulting and contracting expenses across several projects

Noninterest Expense

($ in millions) [2]

		4Q17	4Q17 v. 3Q17 Increase (Decrease)	4Q17 v. 4Q16 Increase (Decrease)
Personnel expense	$	1,044	7.7 %	4.0%
Occupancy and equipment expense		195	(6.0)	(1.5)
Software expense		65	19.2	14.0
Outside IT services		38	46.7	(24.0)
Amortization of intangibles		34	—	(10.5)
Regulatory charges		38	(19.8)	(9.5)
Professional services		36	132.2	33.3
Loan-related expense		32	—	NM
Merger-related and restructuring charges, net		22	NM	69.2
Other expense		351	167.0	43.3
Total noninterest expense	**$**	**1,855**	**25.0 %**	**11.2%**
Adjusted noninterest expense[3]	**$**	**1,697**	**(0.2)%**	**0.7%**

- Other expense increased $104 million primarily due to a $100 million charitable contribution in connection with the passage of the tax reform legislation

1 Refer to the Appendix for appropriate reconciliations of non-GAAP financial measures
2 Linked quarter percentages are annualized
3 Excludes merger-related and restructuring charges and selected items listed on page 18 of the Quarterly Performance Summary

13

14 ▪ 4Q17 dividend payout ratio was 42.1% ▪ 4Q17 total payout ratio was 102.8% ▪ Completed $373 million in share repurchases including a $53 million de minimis repurchase; $640 million in share repurchase authority remains through 2Q18 under CCAR 2017 ▪ Liquidity ratios remain strong – LCR was 138% – Liquid asset buffer was 14.3% Current quarter regulatory capital information is preliminary 10.5% 10.0% 9.5% 9.0% 4Q16 1Q17 2Q17 3Q17 4Q17 10.2% 10.3% 10.3% 10.2% 10.0% Common Equity Tier 1 Capital, liquidity and payout ratio remain strong

Community Banking Retail and Consumer Finance

Serves individual and business clients by offering a variety of loan and deposit products and other financial services. Also, originates and sells mortgage loans and retains mortgage servicing rights.

Summarized Results ($ in millions)	4Q17	Inc (Dec) vs. 3Q17	Inc (Dec) vs. 4Q16
Net interest income	$ 895	$ (6)	$ 11
Noninterest income	358	(4)	21
Provision for credit losses	138	22	(2)
Noninterest expense	695	20	82
Income tax expense	157	(19)	(20)
Segment net income	$ 263	$ (33)	$ (28)

Highlighted Metrics[1] ($ in billions)	4Q17	Inc (Dec) vs. 3Q17	Inc (Dec) vs. 4Q16
Mortgage originations[2]	$ 1.5	(4.4)%	(30.1)%
Retail originations[2]	$ 2.5	(11.3)%	(7.3)%
Purchases[3]	$ 2.8	44.5 %	(42.2)%
Loans serviced for others (EOP)	$ 89.1	(1.2)%	(1.3)%
Operating margin[4]	44.5%	(2.0)%	(5.3)%

Comments

- Community Banking continues to execute on branch rationalization:
  - Completed 78 branch closures in 4Q17
  - Completed 148 branch closures in 2017
  - Plan to close additional 150 branches in 2018
- The components of noninterest income include:



($ in millions)
4Q17
3Q17
4Q16
Other
Mortgage banking income
Service charges on deposits
Card-based fees
$39
$75
$116
$128
$39
$86
$110
$127
$39
$76
$108
$114
Total
$358
$362
$337

- Strong revenue growth in service charges and card based fees, both linked and like quarters
- Provision for credit losses increased vs. 3Q17 due to seasonal loss trends and slowing optimizing portfolio run-off
- Noninterest expense increased vs. 3Q17 as a result of the one time bonus following tax reform

1 Linked quarter growth rates annualized, except for originations and purchases
2 Production/origination amounts exclude portfolio acquisitions, unfunded commitments, and revolving credit
3 Purchases include portfolio acquisitions and mortgages acquired through correspondent channels
4 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

15

16 Community Banking Retail and Consumer Finance-continued ▪ Decreases in balances reflect previously announced optimization strategy for mortgage and auto portfolios ▪ In 4Q17 initiatives were undertaken to stabilize mortgage and auto portfolio balances starting in 1H18 ▪ Asset quality remains strong ▪ Deposit interest costs have held flat in the initial stages of the FRB rate increases ▪ Balance decrease driven primarily by expected runoff of acquired higher cost time and savings deposits in new markets offset in large part by growth in legacy core market deposits $10.9 $11.2 $12.7 $35.0 $35.2 $34.8 $16.0 $16.0 $16.1 $16.0 $16.1 $14.5 $30.1 $30.5 $32.0 $13.4 $13.7 $14.2 $11.8 $11.9 $12.0 Total $63.6 $64.3 $66.1 Loan yield 5.35% 5.32% 5.14% Net charge-offs 0.80% 0.76% 0.77% Nonaccrual loans 0.42% 0.44% 0.47% Bank Card Indirect Sheffield & CEC Direct Retail Lending Indirect Dealer Retail Services Mortgage Noninterest-bearing deposits Interest checking Money market & savings Time deposits Total $77.9 $78.5 $78.1 Cost of deposits: Interest-bearing 0.21% 0.21% 0.22% Total 0.17% 0.16% 0.18% Average Loans1,2 ($ in billions) 4Q17 3Q17 4Q16 1 Excludes loans held for sale 2 Applicable ratios are annualized Average Deposits2 ($ in billions) 4Q17 3Q17 4Q16

Community Banking Commercial

Serves large, medium and small business clients by offering a variety of loan and deposit products and connecting the client with the combined organization's broad array of financial services.

Summarized Results ($ in millions)	**4Q17**	**Inc (Dec) vs. 3Q17**	**Inc (Dec) vs. 4Q16**
Net interest income	$ 546	$ 5	$ 32
Noninterest income	105	(2)	6
Provision for credit losses	19	19	22
Noninterest expense	275	(20)	(58)
Income tax expense	124	1	24
Segment net income	$ 233	$ 3	$ 50

Highlighted Metrics[1] ($ in billions)	**4Q17**	**Inc (Dec) vs. 3Q17**	**Inc (Dec) vs. 4Q16**
C&I loans	$ 31.8	(0.5)%	(0.5)%
CRE loans	$ 19.5	5.1 %	5.7 %
Noninterest-bearing deposits	$ 35.4	9.2 %	4.2 %
Interest-bearing deposits	$ 24.6	(1.7)%	(4.8)%
Operating margin[2]	57.8%	3.3 %	12.1 %

Comments

- Total commercial pipeline up 20.1% from September 30
- Record 4Q17 total commercial loan production driven by strong business demand and tax-exempt production:



81.8%
31.0%
45.0%
42.9%
22.6%
28.9%
4Q17 vs. 3Q17
4Q17 vs. 4Q16
C&I
CRE
Total

- Positive net interest income growth on both like and linked quarters
  - Linked quarter benefited from strong growth in noninterest-bearing deposits and growth in CRE loans
  - Like quarter comparison driven by growth in CRE loans, noninterest-bearing deposits plus improved earning spreads on deposits

1 Linked quarter growth rates annualized
2 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

17

18 Community Banking Commercial-continued ▪ Improving loan yields throughout 2017 due to the rise in short-term rates and the CRE portfolio growth ▪ Dealer Floor Plan portfolio grew 22.9% annualized and 21.8% vs. 3Q17 and 4Q16 due to continued focus on growing dealer relationships throughout the banking footprint ▪ Total deposit costs rate increases have been tempered by the favorable mix shift ▪ Solid growth on a linked quarter basis in noninterest- bearing deposits $15.0 $15.0 $15.2 $8.7 $8.7 $9.4 $35.4 $34.6 $34.0 $30.1 $30.3 $30.6 $1.7 $1.6 $1.4 $19.5 $19.3 $18.5 Total $51.6 $51.5 $50.9 Loan yield 4.00% 3.98% 3.60% Net charge-offs 0.03% 0.05% (0.02)% Nonaccrual loans 0.72% 0.79% 0.85% Other CRE Dealer floor plan C&I Noninterest-bearing deposits Interest checking Money market & savings Time deposits Total $60.0 $59.3 $59.8 Cost of deposits: Interest-bearing 0.43% 0.39% 0.28% Total 0.18% 0.16% 0.12% 1 Excludes loans held for sale 2 Applicable ratios are annualized Average Loans1,2 ($ in billions) 4Q17 3Q17 4Q16 Average Deposits2 ($ in billions) 4Q17 3Q17 4Q16

Financial Services and Commercial Finance

Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, specialty finance, corporate banking, and capital market services to individuals, corporations, governments, and other organizations

Summarized Results ($ in millions)	4Q17	Inc (Dec) vs. 3Q17	Inc (Dec) vs. 4Q16
Net interest income	$ 179	$ 1	$ 11
Noninterest income	315	26	1
Provision for credit losses	(13)	(22)	(12)
Noninterest expense	307	11	8
Income tax expense	64	14	6
Segment net income	$ 136	$ 24	$ 10

Highlighted Metrics[1] ($ in billions)	4Q17	Inc (Dec) vs. 3Q17	Inc (Dec) vs. 4Q16
Total invested assets	$160.3	12.2%	11.6 %
Invested assets noninterest income ($ in millions)	$ 157	24.0%	8.0 %
Operating margin[2]	37.9%	1.2%	(0.1)%

Comments

- Invested assets increased 12.2%[1] vs. 3Q17 as both institutional and retail accounts experienced strong growth
- Increase in noninterest income vs. 3Q17 driven by higher brokerage fees and commissions, commercial mortgage banking, client derivative and trust & advisory fee income:


34.0%
3.1%
43.8%
(0.1)%
16.9%
4.7%
Brokerage
MBI
Trust
4Q17 vs. 3Q17
4Q17 vs. 4Q16

- Allocated provision decrease vs. 3Q17 driven by a decline in reserves for the energy portfolio

1 Linked quarter growth rates annualized, except for production and sales
2 Operating margin is calculated as net income before taxes and provision for credit losses divided by total revenues

19

Financial Services and Commercial Finance-continued

Average Loans[1,2]

($ in billions) — 4Q17 / 3Q17 / 4Q16



Other
Retail
Comm Lease
CRE
C&I
$1.8
$1.5
$1.6
$21.4
$1.7
$1.4
$1.6
$21.0
$1.5
$1.2
$1.5
$19.7

($ in billions)	4Q17	3Q17	4Q16
Total	$26.4	$25.8	$24.0
Loan yield	3.23%	3.22%	2.89%
Net charge-offs	—%	(0.01)%	0.24%
Nonaccrual loans	0.03%	0.03%	0.24%

- Average loan balances of $26.4 billion were 9.6% higher than 3Q17 and 9.9% higher than 4Q16

Growth by LOB	4Q17 vs. 3Q17[3]	4Q17 vs. 4Q16
Corporate Banking	6.1 %	8.0%
Wealth	14.4 %	16.2%
Equip Finance	23.3 %	18.5%
Govt. Finance	17.0 %	10.4%
Grandbridge	(7.5)%	5.7%

Average Deposits[2]

($ in billions) — 4Q17 / 3Q17 / 4Q16



Noninterest-bearing deposits
Interest checking
Money market & savings
Time deposits
$2.8
$5.1
$19.0
$1.4
$2.7
$5.2
$18.3
$1.4
$2.6
$5.7
$20.7
$1.5

($ in billions)	4Q17	3Q17	4Q16
Total	$28.2	$27.6	$30.5
Cost of deposits:			
Interest-bearing	0.66%	0.58%	0.40%
Total	0.59%	0.53%	0.36%

- Average deposit balances of $28.2 billion were 8.4% higher than 3Q17 but 7.8% lower than 4Q16 due to an initiative that lasted through 3Q17 to lower reliance on higher cost institutional deposits
- Total deposit costs have risen 23 bps to 0.59% since 4Q16 due to more market sensitive clients
- Loan yields rose 34 bps to 3.23% due to the increase in short term interest rates

1 Excludes loans held for sale
2 Applicable ratios are annualized
3 Linked quarter growth rates annualized, except for production and sales

20

Insurance Holdings and Premium Finance

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage, title insurance and premium finance.

Summarized Results ($ in millions)	4Q17	Inc (Dec) vs. 3Q17	Inc (Dec) vs. 4Q16
Net interest income	$ 19	$ —	$ —
Noninterest income	428	27	(1)
Provision for credit losses	—	(1)	(1)
Noninterest expense	393	4	8
Income tax expense	21	9	(3)
Segment net income	$ 33	$ 15	$ (5)

Highlighted Metrics ($ in millions)	4Q17	Inc (Dec) vs. 3Q17	Inc (Dec) vs. 4Q16
Total agencies[1]	213	(1)	(5)
Insurance Holdings EBITDA margin[2]	15.6%	4.2%	(2.1)%

Comments

- Higher noninterest income vs. 3Q17 was primarily driven by seasonality in P&C commissions
- Insurance Holdings organic commission and fee revenue[3] growth:



2.8%
1.7%
4Q17 vs. 4Q16
YTD17 vs. YTD16

- Organic revenue growth driven by a 3.7% like quarter increase in new business and higher retention
- Insurance Holdings EBITDA margin[2]:



15.6%
17.7%
4Q17
4Q16

- Decline in EBITDA margin primarily due to lower performance-based commissions

1 U.S. locations; count includes shared locations
2 EBITDA margin is a measurement of operating profitability calculated by dividing pre-tax net income adjusted to add back interest, depreciation, intangible amortization and merger-related charges by total revenue
3 Organic commission and fee revenue excludes performance-based commissions and revenue from acquisitions within the previous 12 months

21

22 1Q18 and full-year 2018 outlook Category 1Q18 Average total loans Up 1% - 3% annualized vs. 4Q17 Credit quality NCOs expected to be 35 - 45 bps Net interest margin GAAP margin down 1 - 3 bps vs 4Q17 Core margin stable vs. 4Q17 Noninterest income Up 1% - 3% vs. 1Q17 Expenses1 Flat vs. 1Q17 Effective tax rate 21% Category Full-year 2018 Average total loans Up 2% - 4% vs. 2017 Revenue2 Up 2% - 4% vs. 2017 Expenses1 Flat vs. 2017 Effective tax rate 21% 1 Excludes merger-related and restructuring charges and selected items listed on page 18 of the Quarterly Performance Summary 2 Taxable-equivalent

Appendix

BB&T

Supplemental information

Purchase accounting summary

(Dollars in millions)

	Acc. Yield Acquired Loans[1]	PA Mark Non-PCI Loans[2]	PA Mark Liabilities[3]	PA Mark Securities[4]
Balance, September 30, 2017	$ (352)	$ (203)	$ (32)	$ (382)
Net interest income:				
Normal accretion	25	16	5	14
Cash recoveries / early payoffs	11	13	—	(9)
Total net interest income	36	29	5	5
Other	(21)	—	—	—
Balance, December 31, 2017	$ (337)	$ (174)	$ (27)	$ (377)
NBV/amortized cost of related assets (liabilities) at December 31, 2017	$ 651	$ 10,149	$ (869)	$ 352

1 Accretable yield represents the difference between total expected cash flows and the carrying value of the related loan pools. It is recognized using level-yield method over the remaining expected life of the pools (subject to future cash-flow reassessments). Includes all PCI loans and other loans acquired from Colonial that are accounted for under ASC 310-30.

2 Purchase accounting loan marks on Susquehanna and National Penn non-PCI loans represents the total mark, including credit and interest, and are recognized using level-yield method over the remaining life of the individual loans or recognized in full in the event of prepayment. Not subject to future cash flow reassessments.

3 Purchase accounting marks on liabilities represents interest rate marks on Susquehanna and National Penn time deposits and long-term debt and are recognized using level-yield method over the term of the liability.

4 Purchase accounting securities marks represents securities acquired in the Colonial acquisition and are recognized using level-yield method over the expected maturity of the underlying securities. Subject to reassessment of prepayments, as applicable. The mark is also used for payment shortfalls and credit losses.

A-1

A-2 Core Loan Growth (Dollars in millions) Supplemental information 4Q17 v. 3Q17 Annualized Average Balance Increase 4Q17 3Q17 (Decrease) Total loans held for investment $ 142,661 $ 142,691 (0.1)% Less Optimizing: Indirect - prime 9,165 9,780 Residential mortgage 28,559 28,924 PCI 689 742 Subtotal-optimizing 38,413 39,446 (10.4) Core loans $ 104,248 $ 103,245 3.9%

A-3 Loan Mapping (Dollars in millions) Supplemental information Prior C&I CRE-IPP CRE-C&D Dealer floor plan Direct retail lending Sales finance Revolving credit Residential mortgage Other lending subsidiaries PCI Total New: Commercial: C&I $ 51,854 $ 1,665 $ 4,959 $ 58,478 CRE $ 14,886 $ 4,643 1,469 20,998 Leasing 1,851 1,851 Retail: Residential mortgage $ 28,559 28,559 Direct $ 11,901 11,901 Indirect $ 9,165 8,261 17,426 Revolving credit $ 2,759 2,759 PCI $ 689 689 $ 51,854 $ 14,886 $ 4,643 $ 1,665 $ 11,901 $ 9,165 $ 2,759 $ 28,559 $ 16,540 $ 689 $ 142,661 The above matrix reconciles the average loan balances for 4Q17 from the prior disclosures to the current presentation

Non-GAAP reconciliations

Efficiency ratio

(Dollars in millions)

	Quarter Ended					Year-to-Date	
	Dec. 31 2017	Sept. 30 2017	June 30 2017	March 31 2017	Dec. 31 2016	Dec. 31 2017	Dec. 31 2016
Efficiency ratio numerator - noninterest expense - GAAP	$ 1,855	$ 1,745	$ 1,742	$ 2,102	$ 1,668	$ 7,444	$ 6,721
Amortization of intangibles	(34)	(34)	(36)	(38)	(38)	(142)	(150)
Merger-related and restructuring charges, net	(22)	(47)	(10)	(36)	(13)	(115)	(171)
Gain (loss) on early extinguishment of debt	—	—	—	(392)	—	(392)	1
Charitable contribution	(100)	—	—	—	—	(100)	(50)
One-time bonus	(36)	—	—	—	—	(36)	—
Mortgage reserve adjustments	—	—	—	—	31	—	31
Efficiency ratio numerator - adjusted	$ 1,663	$ 1,664	$ 1,696	$ 1,636	$ 1,648	$ 6,659	$ 6,455
Efficiency ratio denominator - revenue[1] - GAAP	$ 2,869	$ 2,813	$ 2,855	$ 2,780	$ 2,727	$ 11,317	$ 10,793
Taxable equivalent adjustment	38	41	40	40	41	159	160
Securities (gains) losses, net	1	—	—	—	(1)	1	(46)
Efficiency ratio denominator - adjusted	$ 2,908	$ 2,854	$ 2,895	$ 2,820	$ 2,767	$ 11,477	$ 10,907
Efficiency ratio - GAAP	**64.7%**	**62.0%**	**61.0%**	**75.6%**	**61.1%**	**65.8%**	**62.3%**
Efficiency ratio - adjusted[2]	**57.2**	**58.3**	**58.6**	**58.0**	**59.5**	**58.0**	**59.2**

1 Revenue is defined as net interest income plus noninterest income.

2 The adjusted efficiency ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-4

Non-GAAP reconciliations

Calculations of tangible common equity and related measures

(Dollars in millions, except per share data, shares in thousands)

	As of / Quarter Ended				
	Dec. 31 2017	Sept. 30 2017	June 30 2017	March 31 2017	Dec. 31 2016
Common shareholders' equity	$ 26,595	$ 26,757	$ 27,254	$ 26,928	$ 26,828
Less: Intangible assets	10,329	10,363	10,400	10,436	10,492
Tangible common shareholders' equity[1]	$ 16,266	$ 16,394	$ 16,854	$ 16,492	$ 16,336
Outstanding shares at end of period	782,006	788,921	808,093	811,370	809,475
Common shareholders' equity per common share	**$ 34.01**	**$ 33.92**	**$ 33.73**	**$ 33.19**	**$ 33.14**
Tangible common shareholders' equity per common share[1]	**20.80**	**20.78**	**20.86**	**20.33**	**20.18**
Net income available to common shareholders	$ 614	$ 597	$ 631	$ 378	$ 592
Plus amortization of intangibles, net of tax	21	22	22	24	24
Tangible net income available to common shareholders[1]	$ 635	$ 619	$ 653	$ 402	$ 616
Average common shareholders' equity	$ 26,759	$ 26,857	$ 27,208	$ 26,807	$ 26,962
Less: Average intangible assets	10,346	10,382	10,418	10,464	10,508
Average tangible common shareholders' equity[1]	$ 16,413	$ 16,475	$ 16,790	$ 16,343	$ 16,454
Return on average common shareholders' equity	**9.10%**	**8.82%**	**9.30%**	**5.72%**	**8.75%**
Return on average tangible common shareholders' equity[1]	**15.35**	**14.89**	**15.60**	**9.98**	**14.91**

1 Tangible common equity and related measures are non-GAAP measures that exclude the impact of intangible assets and their related amortization. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally. BB&T's management uses these measures to assess the quality of capital and returns relative to balance sheet risk and believes investors may find them useful in their analysis of the Corporation.

A-5

Non-GAAP reconciliations

Core NIM

(Dollars in millions)

	Quarter Ended				
	Dec. 31 2017	Sept. 30 2017	June 30 2017	March 31 2017	Dec. 31 2016
Net interest income - GAAP	$ 1,644	$ 1,647	$ 1,635	$ 1,609	$ 1,565
Taxable-equivalent adjustment	38	41	40	40	41
Net interest income - taxable-equivalent	1,682	1,688	1,675	1,649	1,606
Interest income - PCI loans	(36)	(32)	(37)	(42)	(49)
Accretion of mark on Susquehanna and National Penn non-PCI loans	(29)	(32)	(25)	(25)	(33)
Accretion of mark on Susquehanna and National Penn liabilities	(5)	(5)	(6)	(5)	(6)
Accretion of mark on securities acquired from FDIC	(5)	(10)	(16)	(10)	14
Net interest income - core[1]	$ 1,607	$ 1,609	$ 1,591	$ 1,567	$ 1,532
Average earning assets - GAAP	$ 195,305	$ 193,073	$ 193,386	$ 192,564	$ 192,574
Average balance - PCI loans	(689)	(742)	(825)	(883)	(974)
Average balance - mark on Susquehanna and National Penn non-PCI loans	188	219	248	272	300
Average balance - mark on securities acquired from FDIC	377	387	403	414	402
Average earning assets - core[1]	$ 195,181	$ 192,937	$ 193,212	$ 192,367	$ 192,302
Annualized net interest margin:					
Reported - taxable-equivalent	**3.43%**	**3.48%**	**3.47%**	**3.46%**	**3.32%**
Core[1]	**3.28**	**3.32**	**3.31**	**3.28**	**3.18**

1 Core net interest margin is a non-GAAP measure that adjusts net interest margin to exclude the impact of purchase accounting. The interest income and average balances for PCI loans are excluded in their entirety as the accounting for these loans can result in significant and unusual trends in yields. The purchase accounting marks and related amortization for a) securities acquired from the FDIC in the Colonial acquisition and b) non-PCI loans, deposits and long-term debt acquired from Susquehanna and National Penn are excluded to approximate their yields at the pre-acquisition rates. BB&T's management believes the adjustments to the calculation of net interest margin for certain assets and liabilities acquired provide investors with useful information related to the performance of BB&T's earning assets.

A-6

Non-GAAP reconciliations

Diluted EPS

(Dollars in millions, except per share data, shares in thousands)

	Quarter Ended					Year Ended December 31,	
	Dec. 31 2017	Sept. 30 2017	June 30 2017	March 31 2017	Dec. 31 2016	2017	2016
Net income available to common shareholders - GAAP	$ 614	$ 597	$ 631	$ 378	$ 592	$ 2,220	$ 2,259
Merger-related and restructuring charges	14	29	6	22	8	71	108
Loss on early extinguishment of debt	—	—	—	246	—	246	—
Securities gains	—	—	—	—	—	—	(28)
Charitable contribution	63	—	—	—	—	63	31
Impact of tax reform	(43)	—	—	—	—	(43)	—
One-time bonus	23	—	—	—	—	23	—
Excess tax benefit on equity-based awards	—	—	—	(35)	—	(35)	—
Securities duration adjustments and hedge ineffectiveness	—	—	—	—	21	—	21
Mortgage reserve adjustment	—	—	—	—	(19)	—	(19)
Settlement of FHA-insured loans matter and related	—	—	—	—	—	—	(46)
Energy-related provision in excess of charge-offs	—	—	—	—	—	—	17
Income tax adjustment	—	—	—	—	—	—	(13)
Termination of FDIC loss share agreements	—	—	—	—	—	—	11
Net income available to common shareholders - adjusted[1]	$ 671	$ 626	$ 637	$ 611	$ 602	$ 2,545	$ 2,341
Weighted average shares outstanding - diluted	795,867	806,124	819,389	822,719	821,971	810,977	814,916
Diluted EPS - GAAP	**$ 0.77**	**$ 0.74**	**$ 0.77**	**$ 0.46**	**$ 0.72**	**$ 2.74**	**$ 2.77**
Diluted EPS - adjusted[1]	**0.84**	**0.78**	**0.78**	**0.74**	**0.73**	**3.14**	**2.87**

1 The adjusted diluted earnings per share is non-GAAP in that it excludes merger-related and restructuring charges and other selected items, net of tax. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-7

A-8 Non-GAAP reconciliations Operating leverage1 (Dollars in millions) Quarter Ended Dec. 31 Sept. 30 Annualized 2017 2017 Growth Revenue2 - GAAP $ 2,869 $ 2,813 7.9% Taxable equivalent adjustment 38 41 Securities (gains) losses, net 1 — Revenue2 - adjusted $ 2,908 $ 2,854 7.5% Noninterest expense - GAAP $ 1,855 $ 1,745 25.0% Amortization of intangibles (34) (34) Merger-related and restructuring charges, net (22) (47) Charitable contribution (100) — One-time bonus (36) — Noninterest expense - adjusted $ 1,663 $ 1,664 (0.2)% Operating leverage - GAAP (17.1)% Operating leverage - adjusted3 7.7 1 Operating leverage is defined as annualized revenue growth less annualized noninterest expense growth. 2 Revenue is defined as net interest income plus noninterest income. 3 The adjusted operating leverage ratio is non-GAAP in that it excludes securities gains (losses), amortization of intangible assets, merger-related and restructuring charges and other selected items. BB&T's management uses this measure in their analysis of the Corporation's performance. BB&T's management believes this measure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges.

A-9 Non-GAAP reconciliations Performance ratios (Dollars in millions, except per share data, shares in thousands) Quarter Ended Common Tangible Assets Equity Common Equity2 Net income - GAAP $ 667 Net income available to common shareholders - GAAP $ 614 $ 614 Charitable contribution, net of tax 63 63 63 One-time bonus, net of tax 23 23 23 Impact of tax reform (43) (43) (43) Merger-related and restructuring charges 14 14 14 Amortization of intangibles, net of tax — — 21 Numerator - adjusted1 $ 724 $ 671 $ 692 Average assets $ 222,525 Average common shareholders' equity $ 26,759 $ 26,759 Plus: Estimated impact of adjustments on denominator 7 7 Less: Average intangible assets 10,346 Denominator - adjusted1 $ 222,525 $ 26,766 $ 16,420 Reported ratio 1.19% 9.10% 15.35% Adjusted ratio 1.29 9.93 16.70 1 The adjusted performance ratios are non-GAAP in that they exclude merger-related and restructuring charges and, in the case of return on average tangible common shareholders' equity, amortization of intangible assets. BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhances comparability of results with prior periods, as well as demonstrates the effects of significant gains and charges. 2 Tangible common equity - reported ratio is a non-GAAP measure. See the non-GAAP reconciliation on page A-5

BB&T

Segment Realignment



PREVIOUS STRUCTURE
Community Banking
CB – Commercial & Retail Network
Residential Mortgage Banking
Residential Mortgage
Mortgage Warehouse
Dealer Financial Services
Dealer Finance Retail & Rec
Regional Acceptance
Dealer Commercial Services
Specialized Lending
Sheffield & CEC
Premium Finance
Grandbridge
Equipment & Govt Fin
Insurance Holdings
Insurance - Retail
Insurance - Wholesale
Financial Services
Corporate Banking
BB&T Securities & Invest Svcs
Wealth Management
Retirement & Institutional Svcs
Sterling Capital
5 Points Capital SBICs
**
CB – Retail Network
*
Card-Based Services
Residential Mortgage
Mortgage Warehouse
Dealer Finance Retail & Rec
Regional Acceptance
Sheffield & CEC
Community Banking – Retail & Consumer Finance
CB – Commercial
Dealer Commercial Services
Community Banking - Commercial
Insurance - Retail
Insurance - Wholesale
Premium Finance
Insurance Holdings & Premium Finance
Corporate Banking
BB&T Securities & Invest Svcs
Wealth Management
Retirement & Institutional Svcs
Sterling Capital
Grandbridge
Equipment & Govt Fin
Financial Services & Commercial Finance
NEW STRUCTURE

* From / ** To "Other, Treasury & Corporate" not shown

A-10